                                   EXHIBIT 99

                                  NEWS RELEASE

RELEASE DATE:              DECEMBER 15, 2004
                           -----------------

RELEASE TIME:              4:30 PM
                           -------

                CAMCO FINANCIAL ANNOUNCES QUARTERLY CASH DIVIDEND

CAMBRIDGE, OHIO - Camco Financial Corporation (NASDAQ: CAFI) today announced a quarterly cash dividend of 14.5 cents per share. The dividend was declared December 15, 2004 for shareholders of record on January 4, 2005 and is payable on January 14, 2005.

Camco's CEO & President, Richard C. Baylor, commented, "Our continuing strong dividend yield of 3.87% based upon our current market price, is providing a favorable return to our shareholders and compares very well to alternate investments."

Camco Financial Corporation, with assets of $1.13 billion, is headquartered in Cambridge, Ohio. Camco and its wholly owned subsidiaries, including Advantage Bank, offer community banking, mortgage banking, internet banking and title services from 30 offices in 23 communities in Ohio, Kentucky and West Virginia.

Additional information about Camco may be found on Camco's web site:

                             www.camcofinancial.com.
                             ----------------------